AMENDMENT
                             TO EMPLOYMENT AGREEMENT

This is an Amendment (hereinafter called "Amendment") to an Employment Agreement entered into on March 27, 1997, by and between Norman Gardner (hereinafter called the "Executive") whose address is 529 Righter's Mill Road, Penn Valley, PA 19072, and Nocopi Technologies, Inc. (hereinafter called "Company") having its principal offices at 537 Apple Street, W. Conshohocken, PA 19428-2903. (The Employment Agreement of March 27, 1997, shall hereinafter be referred to as the "Agreement".)

     The EXECUTIVE has agreed to resign as Chairman of the Board of Directors of The COMPANY and as a Director of The COMPANY, the whole to take effect on March 27, 1998.

     Notwithstanding the EXECUTIVE's decision, the Company is desirous to make secure for itself the experience and outstanding abilities and services of the EXECUTIVE for the period until October 31, 2002.

     Therefore in consideration of the EXECUTIVE's continued employment with the Company and in consideration of the terms and conditions under which the EXECUTIVE shall provide services to the Company and of the mutual promises in this Amendment, the EXECUTIVE and the Company agree as follows:

     1. The first preamble of the Agreement is hereby deleted;

     2. Clauses 1.1, 1.2, 1.3 and 1.4 of the Agreement are deleted and shall be replaced by the following clauses:

          1.1 The COMPANY agrees to and does hereby employ the EXECUTIVE as Senior Advisor to the Company for the period commencing April 1, 1998 and terminating on October 31, 2002 (hereinafter called the "EMPLOYMENT PERIOD").

          1.2 The EXECUTIVE agrees to perform such sales and marketing activities in promoting the sales of the COMPANY'S products and services as the EXECUTIVE has performed prior to the date hereof or such other duties as may be determined and assigned to the EXECUTIVE by the Chief Executive Officer of the COMPANY (hereinafter referred to as "CEO"). In addition, the EXECUTIVE agrees to perform such public relations functions as he has previously performed for the COMPANY which shall include discussions and meetings with shareholders and investment companies and stock brokerage companies. It is understood that the EXECUTIVE shall not be called upon to perform services which would require him to be employed in a manner inconsistent with the duties that he has heretofore carried on (other than his past duties as Chairman of the COMPANY or as Chief Executive Officer or as Chief Operating Officer).

          1.3 The COMPANY acknowledges that the foregoing statement contained in clause 1.2 is of the essence of this Agreement without which the EXECUTIVE would not have resigned his position as Chairman and as a Director of the COMPANY. Moreover, the COMPANY agrees that the EXECUTIVE shall occupy the same private office that he presently enjoys at the facilities of the COMPANY located at 537 Apple Street, West Conshohocken, Pennsylvania. Should the facilities of the COMPANY change during the Employment Period, then the EXECUTIVE shall be assigned a comparable office within the COMPANY'S then facilities.


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      2. Clause 2.1 of the Agreement is deleted and replaced with the following:

          2.1 Subject to the provisions of Clause 2.3, the COMPANY shall pay to the EXECUTIVE, and the EXECUTIVE shall accept from the COMPANY as basic payment for his services during the Employment Period, (the "BASIC PAYMENT") compensation at the rate of ONE HUNDRED AND EIGHTY THOUSAND DOLLARS ($180,000.00) per annum, payable in weekly or semi-monthly installments.

      3. Clause 3.1 is amended by adding the phrase "as authorized by the CEO" and will read as follows:

          3.1 During the Employment Period the COMPANY will pay all reasonable business related expenses incurred by the EXECUTIVE in furtherance of or in connection with the business of the COMPANY and its subsidiaries, as authorized by the CEO.

     4. Clause 9.1 of the Agreement is amended by increasing the number of shares to which the EXECUTIVE is entitled to three hundred twenty-five thousand (325,000) shares and accordingly the first paragraph of Clause 9.1 and sub-clauses a) and b) and l) of Clause 9.1 shall now read as follows:

          9.1 As a further inducement to the EXECUTIVE to enter into this agreement and to provide a means of enhancing the EXECUTIVE's proprietary interest in the COMPANY and to increase the EXECUTIVE's incentive, the COMPANY hereby grants to the EXECUTIVE the right and option to purchase from the COMPANY up to THREE HUNDRED & TWENTY-FIVE THOUSAND (325,000) shares of its par value common stock, exercisable upon the following terms and conditions and in accordance with the Stock Option Plan of the COMPANY, the option to be an Incentive Stock Option to the extent permitted under the Internal Revenue Code.

          a) The option price shall be thirty cents ($0.30) per common share as to one hundred and twenty-five thousand (125,000) shares and forty-five cents ($0.45) as to two hundred thousand (200,000) shares.

          b) Subject to the provisions hereof, this option shall be exercisable as follows:

               i) After the expiration of one (1) year from the effective date hereof this option may be exercised with respect to all or any part of ONE HUNDRED & FIFTY THOUSAND (150,000) of the said THREE HUNDRED & TWENTY-FIVE THOUSAND (325,000) shares;

               ii) After the expiration of two (2) years from the effective date hereof, this option may be exercised with respect to all or any part of ONE HUNDRED & SEVENTY-FIVE THOUSAND (175,000) of the said THREE HUNDRED & TWENTY-FIVE THOUSAND (325,000) shares less such number of shares as may have been taken down by the EXECUTIVE hereunder prior thereto;

               iii) Nothing contained in this Agreement is intended, or shall be construed, to deprive the EXECUTIVE of the full benefits of this option for THREE HUNDRED & TWENTY-FIVE THOUSAND (325,000) shares in the event of the discharge of the EXECUTIVE by the COMPANY or other breach of this agreement by the COMPANY.

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Save and except for the foregoing, the Agreement is hereby confirmed by both parties.

IN WITNESS WHEREOF the parties hereto have executed this Agreement this 27th day of March, 1998.

                                          NOCOPI TECHNOLOGIES, INC.


                                          Per:
                                               -------------------------
                                                 Richard A. Check
                                                 Dated: March 27, 1998
                                                        "The COMPANY"




                                                 -------------------------
                                                 Norman A. Gardner
                                                        Dated: March 27, 1998
                                                               "EXECUTIVE"